                                  SCHEDULE 14A
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the Registrant
[   ] Filed by a Party other than the Registrant

Check the appropriate box:
[ X ] Preliminary Proxy Statement
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                           Fischer & Porter Company
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           Fischer & Porter Company
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):
[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
[ X ]  Fee computed on table below per exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:
                      Common Stock

         2)      Aggregate number of securities to which transaction applies:
                      5,295,250 shares of Common Stock outstanding and stock options and warrants to purchase 1,850,209 shares of Common Stock

         3)      Per unit price or other underlying value of transaction
                      computed pursuant to Exchange Act Rule 0-11:* $24.25 per share of Common Stock outstanding and an aggregate of $28,604,859.50 in consideration of the cancellation of all outstanding stock options and warrants

         4)      Proposed maximum aggregate value of transaction:
                      $128,409,812.50 in consideration of the outstanding shares of Common Stock and an aggregate of $28,604,859.50 in consideration of the cancellation of all outstanding stock options and warrants for a total maximum aggregate value of $157,014,672

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ X ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:
                    $31,402.94
             -----------------------------------------------------------

         2)  Form, Schedule or Registration Statement No.:
                    Schedule 14A: File no. 001-04400
             -----------------------------------------------------------

         3)  Filing Party:
                    Fischer & Porter Company
             -----------------------------------------------------------
         4)  Dated Filed:
                    April 28, 1994
             -----------------------------------------------------------

                                                                    Annex A




       ------------------------------------------------------------------





                      AGREEMENT AND PLAN OF REORGANIZATION



                                     Among



                            FISCHER & PORTER COMPANY


                      ELSAG BAILEY PROCESS AUTOMATION N.V.


                                      and


                             EBPA ACQUISITION, INC.



                           Dated as of April 13, 1994





       ------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                         Page
                                                                                                         ----
                                                              ARTICLE I

                                                        PLAN OF REORGANIZATION

SECTION 1.01.    The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.02.    Conversion and Cancellation of Securities  . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.03.    Timing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                              ARTICLE II

                                                    REPRESENTATIONS AND WARRANTIES

SECTION 2.01.    Representations and Warranties by F&P  . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 2.02.    Representations and Warranties by Buyer and Acquisition  . . . . . . . . . . . . . . . .   8

                                                             ARTICLE III

                                                 ADDITIONAL COVENANTS AND AGREEMENTS

SECTION 3.01.    Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
SECTION 3.02.    Conduct of F&P's Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
SECTION 3.03.    Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
SECTION 3.04.    Inquiries and Negotiations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
SECTION 3.05.    Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
SECTION 3.06.    Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
SECTION 3.07.    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
SECTION 3.08.    Indemnification; Director's and Officer's Insurance  . . . . . . . . . . . . . . . . .    15
SECTION 3.09.    Foreign Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
SECTION 3.10.    Buyer Loan to F&P  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17


                                                              ARTICLE IV

                                                       CONDITIONS TO THE MERGER

SECTION 4.01.    Conditions to the Merger Relating to Buyer and Acquisition . . . . . . . . . . . . . .    18
SECTION 4.02.    Conditions to the Merger Relating to F&P . . . . . . . . . . . . . . . . . . . . . . .    19

                                                              ARTICLE V

                                                     TERMINATION AND ABANDONMENT

SECTION 5.01.    Termination by Mutual Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
SECTION 5.02.    Termination by F&P, Buyer or Acquisition . . . . . . . . . . . . . . . . . . . . . . .    20
SECTION 5.03.    Termination by F&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20

SECTION 5.04.    Termination by Buyer and Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 5.05.    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 5.06.    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 5.07.    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                                              ARTICLE VI

                                                            MISCELLANEOUS

SECTION 6.01.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 6.02.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 6.03.    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 6.04.    No Survival of Representations or Warranties . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 6.05.    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 6.06.    Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 6.07.    No Rights; Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 6.08.    No Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 6.09.    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 6.10     Consent to Jurisdiction; Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                                               EXHIBIT

EXHIBIT A                 Plan of Merger

                                                              SCHEDULES
                                                              ---------

SCHEDULE 2.01(a)          Subsidiaries; Articles of Incorporation and Bylaws
SCHEDULE 2.01(b)          Options and Warrants
SCHEDULE 2.01(e)          Required Consents
SCHEDULE 2.01(f)          Material Liabilities
SCHEDULE 2.01(j)          Employee Benefit Plans
SCHEDULE 2.01(m)          Encumbrances
SCHEDULE 2.01(n)          Material Contracts
SCHEDULE 2.01(o)          Tax Matters
SCHEDULE 4.01(d)          Adverse Changes

                      AGREEMENT AND PLAN OF REORGANIZATION


                 AGREEMENT AND PLAN OF REORGANIZATION, dated as of April 13, 1994 (the "Agreement"), among FISCHER & PORTER COMPANY, a Pennsylvania corporation ("F&P"), ELSAG BAILEY PROCESS AUTOMATION N.V., a Dutch corporation ("Buyer"), and EBPA ACQUISITION, INC., a Pennsylvania corporation and an indirect wholly-owned subsidiary of Buyer ("Acquisition").

                               W I T N E S E T H

                 WHEREAS, the respective boards of directors of F&P, Buyer and Acquisition have each approved the acquisition of F&P by Buyer through a merger (the "Merger") of Acquisition with and into F&P (Acquisition and F&P being sometimes hereinafter together referred to as the "Constituent Corporations") in accordance with the provisions of this Agreement and the Plan of Merger set forth as Exhibit A hereto (the "Plan of Merger"), in which outstanding shares of F&P common stock, par value $1.00 per share (the "F&P Common Stock"), will be converted into the right to receive cash, without interest, in the amount of $24.25 (the "Merger Price") per share.

                 NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I

                             PLAN OF REORGANIZATION

                 SECTION 1.01. The Merger. At the Effective Time (as hereinafter defined), Acquisition shall be merged with and into F&P pursuant to this Agreement and the Plan of Merger and the separate corporate existence of Acquisition shall cease. F&P, as it exists from and after the Effective Time, is sometimes hereinafter referred to as the "Surviving Corporation".

                 SECTION 1.02.    Conversion and Cancellation of Securities.
At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Acquisition, F&P or any holder of any shares of capital stock of F&P, the shares of capital stock of each of the Constituent Corporations shall be converted as set forth in the Plan of Merger.

                 SECTION 1.03.    Timing.

                 (a) Shareholder Approval. F&P shall submit this Agreement, the Plan of Merger and the Merger to its shareholders for approval and adoption at a meeting to be held as soon as practicable and will use its best efforts to hold such meeting within 60 days in accordance with Section
3.01 hereof. In connection with such meeting, F&P shall take all steps as shall be necessary for the prompt preparation and filing by F&P of a proxy statement (the "Proxy Statement"), as contemplated by Rules 14a-1 et. seq. under the Securities Exchange Act of 1934 (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC") and shall use its best efforts to cause the Proxy Statement to be mailed to the holders of shares of F&P Common Stock as soon as practicable.

                 (b) Closing and Effective Time. Subject to the Merger receiving all requisite shareholder approvals and subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the later of (A) the second business day following the meeting of the shareholders of F&P to consider and vote upon this Agreement, the Plan of Merger and the Merger and (B) the first business day on which the last of the conditions set forth in Article IV to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the "Closing Date"), at 10:00 A.M. (local time) at the offices of Morgan, Lewis & Bockius, Philadelphia, Pennsylvania, or at such other time or place as the parties hereto may agree. On the Closing Date, Articles of Merger shall be filed with the Secretary of the Commonwealth of Pennsylvania in accordance with the provisions of the Pennsylvania Business Corporation Law of 1988 (the "BCL"), and the Merger shall become effective upon such filing or at such later time on the Closing Date as may be specified in the filing with the Secretary of the Commonwealth of Pennsylvania (the "Effective Time"). As a result of the Merger, the Surviving Corporation shall become an indirect wholly-owned subsidiary of Buyer at the Effective Time.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 2.01. Representations and Warranties by F&P. F&P represents and warrants to Buyer and Acquisition as follows:

                 (a) Organization and Qualification. F&P and each of the F&P Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as it has been and now is being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except for such jurisdictions where the failure so to qualify would not have a material adverse effect on F&P and the F&P Subsidiaries taken as a whole. Schedule 2.01(a) hereto is an accurate and complete chart showing all of the corporations in which F&P owns directly or indirectly at least a majority of the issued and outstanding capital stock (collectively the "F&P Subsidiaries"), the jurisdiction of incorporation of each such corporation and each of the owners of any of the capital stock of each such corporation.
Except as set forth in Schedule 2.01(a) hereto, neither F&P nor any of the F&P Subsidiaries owns any equity interest in any corporation, partnership, joint venture or similar entity. Schedule 2.01(a) hereto also includes accurate and complete copies of the present Articles of Incorporation and Bylaws of F&P.

                 (b) Capitalization. The authorized capital stock of F&P consists of (i) 8,000,000 shares of F&P common stock, par value $1 per share (previously defined as the F&P Common Stock), (ii) 50,000 shares of F&P convertible exchangeable preferred stock, par value $100 per share (the "F&P Preferred Stock"), (iii) 1,000,000 share of F&P series preference stock, par value $1 per share (the "F&P Series Stock"), and (iv) 700,000 shares of F&P class B capital stock, par value $1 per share (the "F&P Class B Stock"). At the close of business on March 17, 1994, 5,295,250 shares of F&P Common Stock were issued and outstanding and 13 shares of F&P Common Stock were held in treasury by F&P, and no shares of F&P Preferred Stock, F&P Series Stock or F&P Class B Stock were issued and outstanding. All of such issued and outstanding shares of F&P Common Stock were validly issued, and are fully paid and nonassessable and were issued in compliance with all applicable Federal and state securities laws. Since March 17, 1994, no shares of F&P Common Stock, F&P Preferred Stock, F&P Series Stock or F&P Class B Stock have been issued except for such, if any, as may have been issued pursuant to the options and warrants described in the next sentence. Except for options and warrants described in Schedule 2.01(b) hereto, as of March 17, 1994 there were no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from F&P or any of the F&P Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of F&P or any of the F&P Subsidiaries, whether or not presently issued or outstanding, and no such options, warrants, calls, agreements or other rights to purchase or otherwise acquire have been granted or awarded since March 17, 1994.

                 (c) Authority Relative to Agreements. F&P has all requisite corporate power and authority to execute and deliver this Agreement and the agreements and instruments to be executed and delivered by F&P in connection herewith (collectively, the "Other F&P Agreements") and, subject only to the requisite approval of its shareholders, the requisite approval to perform its obligations hereunder and thereunder. This Agreement has been approved the Board of Directors of F&P. The execution and delivery of this Agreement and the Other F&P Agreements by F&P and the consummation by F&P of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of F&P and, except for the approval and adoption of this Agreement, the Plan of Merger and the Merger by its shareholders, no other corporate proceedings on the part of F&P are necessary to authorize the Merger and the other transactions contemplated hereby and thereby. This Agreement has been, and each Other F&P Agreement will be, duly executed and delivered by F&P and, subject only to the requisite approval of its shareholders, this Agreement constitutes, and each Other F&P Agreement when executed and delivered will constitute, a valid and binding obligation of F&P, enforceable against F&P in accordance with its terms.

                 (d) Lack of Conflict With Other Agreements. The execution and delivery of this Agreement and the Other F&P Agreements by F&P and the consummation by F&P of the transactions contemplated hereby and thereby will not (i) conflict with any provision of the Articles of Incorporation or Bylaws of F&P or (ii) except for agreements between F&P or any of the F&P Subsidiaries and its or their lenders, result in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to F&P or any of the F&P Subsidiaries, which violation, default, loss or acceleration would have a material adverse effect on F&P and the F&P Subsidiaries, taken as a whole.

                 (e) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be obtained or made by F&P in connection with the execution and delivery of this Agreement or the Other F&P Agreements by F&P or the consummation by F&P of the transactions contemplated hereby and thereby, except for (i) filings pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, (ii) the filing of a premerger notification and the expiration or early termination of the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (iii) the filing of a notification with the German Federal Cartel Office, (iv) as described in Schedule 2.01(e) hereto and (v) the filing of Articles of Merger with the Secretary of the Commonwealth of Pennsylvania.

                 (f) SEC Filings. F&P has made available to Buyer and Acquisition a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by F&P with the SEC since January 1, 1990 (together referred to as the "SEC Filings"). As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except, in the case of any SEC Filing, any statement or omission therein which has been corrected or otherwise disclosed or updated in a subsequent SEC Filing. The financial statements of F&P included in the SEC Filings have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of F&P as at the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to the omission of footnote information and to normal year-end audit adjustments. Except as disclosed in the SEC Filings or on Schedule 2.01(f) hereto and except for liabilities incurred since December 31, 1993 in the ordinary course of business, as of the date hereof neither F&P nor any of the F&P Subsidiaries has any liabilities or obligations due or to become due, whether absolute, accrued, contingent or otherwise which are material to F&P and the F&P Subsidiaries taken as a whole.

                 (g) F&P has furnished to Buyer its balance sheet as of December 31, 1993, together with a statement of income for the year then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of F&P as of December 31, 1993 and the results of its operations and changes in financial position for the year then ended.

                 (h) Proxy Statement. None of the information included in the Proxy Statement (as amended or supplemented) will, at the time the proxy statement is mailed or at the time of the meeting of shareholders to which the Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made with respect to information relating to Buyer or Acquisition supplied by Buyer or Acquisition for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects, as to form and otherwise, with the requirements of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

                 (i) Litigation. There is no action, suit or proceeding pending, or to the knowledge of F&P threatened against F&P or any of the F&P Subsidiaries, which if determined or resolved adversely to F&P or any of the F&P Subsidiaries is reasonably likely to have a material adverse effect on F&P and the F&P Subsidiaries, taken as a whole. In respect of the Civil Action 92-7822 in the United States District Court for the Eastern District of Pennsylvania ("Court"), F&P represents and warrants that (i) there were only two objectors to the settlement agreement reached among the parties in June 1993, (ii) the parties have reached a new settlement agreement (a copy of which was provided to Buyer by F&P under cover of letter dated February 18, 1994),
(iii) the settlement agreement has been approved by F&P's insurers who have agreed to contribute not less than $522,273.05 toward the settlement and has been submitted to the Court for preliminary approval, and (iv) as of the date hereof, F&P has not been advised that the original objectors, the Court or any other F&P shareholders will raise any material objection to the new settlement agreement or that F&P's insurers will withdraw their approval of same.

                 (j) Employee Benefit Plans. Schedule 2.01(j) hereto lists all employee benefit plans, contracts, agreements or arrangements sponsored, maintained or contributed to by F&P or any of its United States subsidiaries (collectively, the "Employee Benefit Plans") including without limitation all employment, pension, retirement, deferred compensation, incentive, bonus, profit- sharing, stock purchase, stock option, performance share, stock appreciation right, phantom stock, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts, agreements or arrangements. Accurate summaries of the material benefits provided under all Employee Benefit Plans have been delivered or made available to Buyer and Acquisition. Except as described in Schedule 2.01(j) hereto, (i) neither F&P nor any of its subsidiaries has incurred any obligation to contribute any material amount to any multi-employer plan, as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) neither F&P nor any of its subsidiaries has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA, and (iii) each Employee Benefit Plan, and each other employee benefit plan described in Section 3(3) of ERISA and maintained by F&P and the F&P Subsidiaries, is in compliance with all applicable laws and regulations in all material respects.

                 (k) Brokers. Except for the arrangement regarding CS First Boston heretofore disclosed to Buyer, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of F&P.

                 (l)      Environmental Matters.

                 (1) F&P is not subject to any existing or pending (or to the knowledge of F&P threatened) action, suit, investigation, inquiry or proceeding by any governmental authority or private party under, or is currently in violation of, or subject to, any remedial obligation under, any environmental law except for (i) violations or obligations that would not have, either individually or in the aggregate, a material adverse effect on the business, prospects, results of operations or condition (financial or otherwise) of F&P, taken as a whole, and (ii) actions, suits, investigations, inquiries or proceedings that, if adversely determined, would not have, either individually or in the aggregate, a material adverse effect on the business, prospects, results of operations or condition (financial or otherwise) of F&P, taken as a whole; and

                 (2) all environmental notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation of the business of F&P or the F&P Subsidiaries have been obtained or filed, except where the failure to obtain or file the same would not have, either individually or in the aggregate, a material adverse effect on the business, prospects, results of operations or condition (financial or otherwise) of F&P and the F&P Subsidiaries, taken as a whole.

                 (m) Title to Properties. Except as described in the SEC Filings or on Schedule 2.01(m) hereto, F&P or one of the F&P Subsidiaries has good and marketable title to or a valid, binding and enforceable leasehold interest in all of its respective properties and assets, whether real, personal or mixed, tangible or intangible, including those reflected on the Financial Statements (except those subsequently disposed of in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, encumbrances, title defects or third party claims of a material nature.

                 (n) Material Contracts. Schedule 2.01(n) hereto lists all Material Contracts to which F&P or any of the F&P Subsidiaries is a party. For purposes of this Agreement, the term "Material Contract" means any contract providing for (i) the sale of a system at a price in excess of $2 million (a "System Sales Contract"), (ii) F&P or any of the F&P Subsidiaries to refrain from engaging in conduct which is competitive with the business of the other party to the contract in any way which is also material to F&P and the F&P Subsidiaries taken as a whole, (iii) the license to or from any third party of any intellectual property rights that are material to the operation of the business of F&P and the F&P Subsidiaries (other than software licenses made in the ordinary course of the systems business, which may not be material to the operation of such business), (iv) any original equipment manufacture or private label manufacture agreement, (v) the repayment of money borrowed from a third party, excluding working capital lines of credit of foreign F&P Subsidiaries of not more than $1,000,000 each, (vi) the sale by F&P of goods and services pursuant to any individual contract which F&P reasonably expects will account for at least five percent of its consolidated gross revenues during 1994, (vii) the purchase by F&P of goods and services pursuant to any individual contract which F&P reasonably expects will account for at least five percent of its consolidated payments to suppliers during 1994, and (viii) the indemnification of former or current directors and officers of F&P or the F&P Subsidiaries.
F&P has provided or made available to Buyer an accurate and complete copy of each Material Contract except as noted on Schedule 2.01(n) hereto and those Material Contracts which have heretofore been filed as exhibits to the SEC Filings. Except for the agreement with Fuji listed on Schedule 2.01(n) hereto, neither F&P nor any of the F&P Subsidiaries is a party to any binding agreement with Fuji or any of its affiliates. F&P and the F&P Subsidiaries have no joint venture contracts. Each System Sales Contract is on terms which F&P believes are commercially prudent taken as a whole and was contracted in all material respects in accordance with F&P's internal contracting and bidding procedures and with F&P's anticipation of obtaining its normal profit margins. F&P has no knowledge of any material problem or claim with respect to any System Sales Contract.

                 (o) Taxes. Except as disclosed on Schedule 2.01(o) hereto, F&P and the F&P Subsidiaries have duly and timely filed all material income tax returns, reports and statements required by law to have been filed by them (such material income tax returns, reports and statements, collectively, "Tax Returns"), and have duly and timely paid, deposited or made proper provision on their financial statements for all amounts shown thereon as due and owing. All Tax Returns (including those which have been supplied to Buyer) are accurate and complete in all material respects. Schedule 2.01(o) hereto describes, in each case as of the date of this Agreement, all audits and examinations underway, or to the knowledge of the senior executive officers of F&P threatened, by any tax authority with respect to any of the Tax Returns, with an explanation of the principal issues involved and a good faith estimate of the relevant taxpayer's exposure with respect thereto.

         SECTION 2.02. Representations and Warranties by Buyer and Acquisition. Buyer and Acquisition each represent and warrant to F&P as follows:

                 (a) Organization and Qualification; Etc. Each of Buyer and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted. Buyer owns beneficially and of record all the issued and outstanding capital stock of Acquisition.

                 (b) Authority Relative to Agreements. Each of Buyer and Acquisition has all requisite corporate power and authority to enter into this Agreement and the agreements and instruments to be executed and delivered by Buyer or Acquisition in connection herewith (collectively, the "Other Buyer Agreements") and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Other Buyer Agreements by Buyer and Acquisition and the consummation by Buyer and Acquisition of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of Buyer and Acquisition and no other corporate proceedings on the part of Buyer or Acquisition are necessary to authorize the Merger and the other transactions contemplated hereby and thereby. This Agreement has been, and each Other Buyer Agreement will be, duly executed and delivered by Buyer or Acquisition and this Agreement constitutes, and each Other Buyer Agreement when executed and delivered will constitute, a valid and binding obligation of Buyer or Acquisition, as the case may be, enforceable against Buyer and Acquisition in accordance with its terms.

                 (c) Lack of Conflicts with Other Agreements. The execution and delivery of this Agreement and the Other Buyer Agreements by Buyer and Acquisition and the consummation by Buyer and Acquisition of the transactions contemplated hereby and thereby will not (i) conflict with any provision of the charter or organizational documents of Buyer or Acquisition or
(ii) result in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or Acquisition, which violation, default, loss or acceleration would have a material adverse effect on Buyer or Acquisition.

                 (d) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Buyer or Acquisition in connection with the execution and delivery of this Agreement or any Other Buyer Agreement by Buyer or Acquisition or the consummation by Buyer or Acquisition of the transactions contemplated hereby and thereby, except for (i) the filing of a premerger notification and the expiration or early termination of the waiting period required by the HSR Act, (ii) the filing of a notification with the German Federal Cartel Office and (iii) the filing of Articles of Merger with the Secretary of the Commonwealth of Pennsylvania.

                 (e) Proxy Statement and Other Information. None of the information relating to Buyer or Acquisition which is supplied by Buyer for inclusion in the Proxy Statement (as such information is amended or supplemented) will, at the time the Proxy Statement is mailed or at the time of the meeting of shareholders to which the Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is otherwise made by Buyer or Acquisition with respect to the Proxy Statement.

                 (f) Brokers. Except for Merrill Lynch & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Buyer or Acquisition.

                 (g) Financing. Buyer has on hand or access to, and will make available to Acquisition on or prior to the Effective Time, funds sufficient to pay the Merger Price for all issued and outstanding shares of F&P Common Stock pursuant to the Merger and to pay all other amounts owing by F&P or Acquisition in connection with the transactions contemplated by this Agreement.


                                  ARTICLE III

                      ADDITIONAL COVENANTS AND AGREEMENTS

                 SECTION 3.01.  Shareholder Approval.

                 (a) As soon as reasonably practicable following the date of this Agreement, F&P shall take all action necessary in accordance with the Exchange Act, the laws of the Commonwealth of Pennsylvania and its Articles of Incorporation and Bylaws to call, give notice of and convene a meeting on a date proposed by F&P as to which Buyer has no reasonable objection (the "Meeting") of its shareholders to consider and vote upon the approval and adoption of this Agreement, the Plan of Merger and the Merger and for such other purposes as may be necessary or desirable. The Board of Directors of F&P shall, subject to its fiduciary duties, recommend without qualification of any nature that F&P's shareholders vote to approve and adopt this Agreement, the Plan of Merger and the Merger and any other matters to be submitted to F&P's shareholders in connection therewith as to which Buyer has no reasonable objection. The Board of Directors of F&P shall, subject to its fiduciary duties, use its reasonable best efforts to solicit and secure from shareholders of F&P such approval and adoption, which efforts may include without limitation causing F&P to solicit shareholder proxies therefor and to advise Buyer upon its request from time to time as to the status of the shareholder vote then tabulated.

                 (b) Promptly following the date of this Agreement, F&P shall prepare and file with the SEC under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, a preliminary draft of the Proxy Statement. F&P, Buyer and Acquisition shall cooperate fully with each other in the preparation and filing of the Proxy Statement and any amendments and supplements thereto. The Proxy Statement shall not be filed, and no amendment or supplement thereto shall be made by F&P, without Buyer's prior approval which shall not be unreasonably delayed or withheld and no communication with the SEC shall be had, without prior consultation with Buyer and Acquisition and their counsel. F&P will use its best efforts to have any review of the Proxy Statement conducted by the SEC promptly. As soon as reasonably practicable following the date of this Agreement, F&P shall cause to be mailed a definitive Proxy Statement to its shareholders entitled to vote at the Meeting promptly following completion of any review by, or in the absence of such review, the termination of any applicable waiting period of, the SEC.

                 SECTION 3.02. Conduct of F&P's Business. F&P (for purposes of the rest of this Section 3.02, references to F&P shall be deemed to refer to F&P and the F&P Subsidiaries) covenants and agrees that, from the date of this Agreement to the Effective Time, unless Buyer or Acquisition shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement:

                 (a) F&P shall not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber any assets of F&P other than in the ordinary course of its business consistent with past practice, (ii) amend or propose to amend its Articles of Incorporation or Bylaws, (iii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend, other than an intercompany dividend by any F&P Subsidiary payable in cash (provided such intercompany dividend has no adverse tax consequences to either the payor or recipient of any such dividend), stock, property or otherwise with respect to such shares, (iv) redeem, purchase, acquire or offer to acquire any shares of its capital stock or (v) enter into any agreement with respect to any of the matters set forth in this Section 3.02(a);

                 (b) F&P shall not (i), except in connection with the exercise of any Company Stock Options or Company Warrants (each as defined in the Plan of Merger), issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets whether pursuant to any rights agreement, stock plan or otherwise, (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof,
(iii) incur any indebtedness for borrowed money or issue any debt securities, except in the ordinary course of its business consistent with past practice under the credit facilities listed on Schedule 2.01(n) hereto, (iv) enter into any new Material Contract or modify any existing Material Contract in any material respect except in the ordinary course of its business consistent with past practice, (v) terminate, modify, assign, waive, release or relinquish any material contract rights or amend any material rights or claims not in the ordinary course of its business consistent with past practice or except as expressly provided herein or (vi) dissolve or otherwise alter its corporate existence;

                 (c) F&P shall not grant any increase in the salary or other compensation of its employees or grant any bonus to any employee, except in the ordinary course of its business consistent with past practice. F&P shall not enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any officer or other executive employee of F&P;

                 (d) F&P shall not take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of F&P or to increase the benefits payable under its severance or termination pay practices;

                 (e) F&P shall not hire any new employees except for employees having an annualized salary of less than $100,000 who are terminable at will;

                 (f) F&P shall not adopt or amend, in any respect, except as may be required by applicable law or regulation, any bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees, except in the ordinary course of its business consistent with past practice;

                 (g) F&P shall not mortgage, pledge or otherwise subject to any lien, security interest, encumbrance or charge of any nature, any of its property or assets, or become committed so to do, or permit or suffer any of such property or assets to become subject to any mortgage, pledge, lien, security interest, encumbrance or charge of any nature, other than liens of current taxes not yet due and payable, or become committed to do so;

                 (h) F&P shall use its reasonable best efforts to maintain its relationships with its suppliers and customers and, if and as requested by Buyer or Acquisition, (i) F&P shall make reasonable arrangements as reasonably requested by Buyer or Acquisition for representatives of Buyer or Acquisition to meet with customers and suppliers of F&P (if Buyer shall give F&P reasonable notice of such meetings) and (ii) F&P shall schedule, and the management of F&P shall participate in, meetings of representatives of Buyer or Acquisition with employees of F&P;

                 (i) F&P shall not make any new commitments for capital expenditures in excess of $100,000 individually or $500,000 in the aggregate, except for expenditures for maintenance of capital assets in the ordinary course of its business consistent with past practice;

                 (j) F&P shall maintain all of the assets used or useful to the business of F&P in good repair, order and condition, maintain in full force and effect all franchises, licenses, permits, consents, approvals, rights, waivers and other authorizations, governmental or otherwise, currently in effect and maintain in full force all policies of insurance or satisfactory substitute insurance policies insuring against the risks, damages and losses covered by the insurance policies currently in force, in each case consistent with its past practice.

                 (k) F&P shall not otherwise conduct its business except in the ordinary course consistent with past practice; and

                 (l) F&P shall obtain agreements in form and substance reasonably satisfactory to Buyer from holders of all Company Stock Options and holders of all Company Warrants to cancel such options and warrants in accordance with section 3(d) of the Plan of Merger, and (ii) an agreement in form and substance reasonably satisfactory to Buyer from Mr. E. Joseph Hochreiter ("Hochreiter") waiving any and all rights Hochreiter has or may have, by virtue of the transactions contemplated hereby, to receive the "severance payment" defined in section 11(b) of that certain Employment Agreement, dated October 23, 1991, by and between F&P and Hochreiter.

                 SECTION 3.03. Other Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including without limitation using its reasonable best efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including without limitation filings required under the HSR Act, its counterpart provisions under German law, and under the Exchange Act.

                 SECTION 3.04. Inquiries and Negotiations. F&P shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore in respect of the acquisition of all or any substantial part of the business and properties of F&P, whether by sale of assets or shares of capital stock of F&P, or by merger, consolidation, recapitalization, liquidation or similar transaction including F&P (collectively, an "Acquisition Transaction"). F&P shall not, and shall not permit its officers, employees, representatives or agents to, directly or indirectly, (a) solicit or initiate discussions or negotiations with, or provide any nonpublic information to, any person other than Buyer or its affiliates concerning an Acquisition Transaction, or (b) otherwise solicit, initiate or encourage inquiries or the submission of any proposal contemplating an Acquisition Transaction. F&P shall promptly communicate to Buyer the terms of any inquiry or proposal which it may receive in respect of an Acquisition Transaction. F&P's notification under this Section 3.04 shall include the identity of the person making such proposal or any other such information with respect thereto as Buyer may reasonably request. Nothing contained in this Agreement shall be construed to prohibit F&P from (a), if advised in writing by counsel to be required by fiduciary obligations under applicable law, providing non-public information to, and participating in negotiations with, a person who has made a bona fide offer to effect an Acquisition Transaction for an all cash purchase price in excess of the Merger Price and (b) accepting an offer for an Acquisition Transaction which the Board of Directors of F&P, on the advice in writing of its investment banker, believes is more favorable to F&P or to its shareholders than the Merger contemplated hereby.

                 SECTION 3.05. Notification of Certain Matters. F&P shall give prompt notice to Buyer and Acquisition, and Buyer and Acquisition shall give prompt notice to F&P, of (i) the occurrence, or failure to occur, of any event which such party believes would likely cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time and (ii) any material failure of F&P, Buyer or Acquisition, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                 SECTION 3.06.  Access to Information.

                 (a) F&P shall, shall cause its officers, directors and employees to, and shall use its reasonable best efforts to cause its representatives and agents (including without limitation its attorneys and accountants) to, afford, from the date of this Agreement to the Effective Time, the officers, employees and agents of Buyer and Acquisition complete access at all reasonable times to its officers, employees, agents, properties, books, records, work papers, and shall furnish Buyer and Acquisition all financial, operating and other data and information as Buyer or Acquisition, through its officers, employees or agents, may reasonably request.

                 (b) If this Agreement is terminated, the parties hereto shall comply with the terms of the letter agreement dated October 8, 1993 between F&P and Finmeccanica S.p.A. regarding confidentiality of all proprietary information of F&P and Buyer and its affiliates, including without limitation the return of all materials provided by the other party or certification of their destruction.

                 SECTION 3.07. Public Announcements. Neither F&P, Buyer nor Acquisition shall make, issue or release any oral or written public announcement or statement concerning, or acknowledgment of the existence of, or reveal the terms, conditions or status of, the transactions contemplated by this Agreement, or make any other communication to its shareholders or the investing public, directly or indirectly (including without limitation press releases and statements to securities analysts), without first making a good faith attempt to obtain the prior approval of, or concurrence in, the contents of such announcement, acknowledgment or statement by the other of them, which approval or concurrence shall not be unreasonably withheld or delayed.

                 SECTION 3.08. Indemnification; Director's and Officer's Insurance. After the Effective Time, the Surviving Corporation shall indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to) each person who is now, or has been prior to the date hereof or who becomes prior to the Effective Time, an officer or director of F&P or any of the F&P Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses (including without limitation counsel fees and expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was an officer or director of F&P or any of the F&P Subsidiaries, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, any Other F&P Agreement or the transactions contemplated hereby or thereby, in each case to the fullest extent required or permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or Bylaws (which in relevant part are and shall remain identical to F&P's Articles of Incorporation and Bylaws) or any indemnification agreements in effect on the date hereof (to the extent consistent with applicable law). Any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law or the Surviving Corporation's Articles of Incorporation or Bylaws shall be made by a person, mutually acceptable to F&P and the Indemnified Party, who shall have been a director or executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this
Section 3.08 shall apply without limitation to negligent acts or omissions by an Indemnified Party. The Surviving Corporation's Articles of Incorporation and Bylaws shall not be amended in a manner that adversely affects the rights of any Indemnified Party thereunder or under this Section 3.08, unless otherwise required by applicable law. To the extent available on terms satisfactory to the Surviving Corporation, the Surviving Corporation shall maintain, for not less than ten years after the Effective Time, director's and officer's liability insurance covering each indemnified person on terms not materially less favorable than the insurance maintained in effect by F&P on the date hereof in terms of coverage (including without limitation types of claims, time period of claims, exclusions and persons covered), amounts and deductibles (but in no event shall the coverage be less than that being maintained for the benefit of the officers and directors of Buyer). Buyer hereby guarantees the payment and performance of the Surviving Corporation's obligations in this
Section 3.08. Each Indemnified Party is intended to be a third party beneficiary of this Section 3.08 and may specifically enforce its terms. This
Section 3.08 shall not limit or otherwise adversely affect any rights any Indemnified Party may have under any agreement with F&P or under F&P's Articles of Incorporation or Bylaws.

                 SECTION 3.09. Foreign Subsidiaries. Following approval of this Agreement by the shareholders of F&P and immediately prior to the Effective Time, Buyer shall have the right to cause such of its affiliates as it shall select to purchase the non-United States F&P Subsidiaries and, if Buyer so elects, F&P shall sell or otherwise cause such F&P Subsidiaries to be sold to such affiliates of Buyer on such terms and in such manner as Buyer shall select provided that (a) such purchase and sale transactions do not have an adverse effect on F&P, and (b) no such transaction will be deemed to constitute a breach of any representation, warranty, or covenant of F&P herein contained.

                 SECTION 3.10.  Buyer Loan to F&P.

                 (a) Not later than April 20, 1994, Buyer will loan to F&P the sum of $5.3 million, said loan to be made on the terms of this Section
3.10.  F&P will use the loan solely to pay the amount payable by F&P under
Section 5.05 of the Merger Agreement with Moorco International Inc. ("Moorco") and said amount will be paid by F&P to Moorco immediately on receipt of this loan from Buyer.

                 (b) F&P's obligations to repay the loan will be evidenced by a promissory note ("Note") in form and substance reasonably satisfactory to Buyer and F&P. The Note will be delivered against receipt of the loan and will be payable on the Due Date (as herein defined). Interest will accrue on the Note from the date of the loan until the Note is paid in full at the annual rate of 9 1/2 percent. At Buyer's election, F&P's obligations to pay the Note will be secured by a perfected security interest in all of F&P's U.S. assets, said interest to be granted pursuant to one or more security agreements prepared by and in form and substance reasonably satisfactory to Buyer and to be executed by F&P and delivered to Buyer on the date of the loan. Buyer acknowledges that both the Note and the security interests to be granted in it will, in all respects, be subordinated to the right of all other secured lenders to F&P. Prior to Buyer making the loan, F&P will obtain the consent of Bank of America Business Credit and any other parties whose consent is required for the transactions contemplated by this Section 3.10.

                 (c) If this Agreement is terminated by F&P or Buyer pursuant to Sections 5.01, 5.02, 5.03 or 5.04, then the Due Date will be ten business days after the date of such termination, provided if this Agreement is terminated as a result of conditions or circumstances beyond F&P's control or pursuant to Section 5.03(a) hereof, then the Note will be due and payable in three annual equal installments on April 13, 1995, 1996 and 1997 and accrued interest will be payable with each annual installment, and provided further that for purposes of the foregoing the condition set forth in Section 4.01(a) hereof shall be deemed to be within F&P's control and as a result termination of this Agreement because of the failure of this condition to be satisfied will not extend the Due Date beyond ten business days after termination. If this Agreement is not terminated, then the Due Date will be such date after the Effective Time as Buyer may select.

                                   ARTICLE IV

                            CONDITIONS TO THE MERGER

                 SECTION 4.01. Conditions to the Merger Relating to Buyer and Acquisition. The obligation of Buyer and Acquisition to effect the Merger is subject to the satisfaction prior to the Effective Time of the following conditions:

                 (a) Shareholder Approval and Dissenters Rights. This Agreement, the Plan of Merger and the Merger shall have been approved and adopted by the requisite vote of the holders of the outstanding F&P Common Stock in accordance with the BCL and F&P's Articles of Incorporation and Bylaws. The aggregate number of Dissenting Shares (as defined in the Plan of Merger) shall not exceed 10% of the outstanding shares of F&P Common Stock.

                 (b) No Injunction. No order, decree, ruling or other action of a court or governmental agency of competent jurisdiction, restraining, enjoining or otherwise prohibiting the Merger, shall be in effect.

                 (c) HSR Act. The waiting periods under the HSR Act and its counterpart provisions under German law shall have terminated or early termination thereof shall have been granted, or all approvals required in connection therewith, if any, shall have been obtained.

                 (d) Truth of Representations and Warranties and Absence of Material Adverse Change. The representations and warranties of F&P herein shall be true in all material respects at and as of the Closing Date (except to the extent that such representation and warranty speaks as of another date) and no material adverse change shall have occurred to the business, financial condition, property or prospects of F&P taken as a whole since the date of the Financial Statements provided that the matters identified on Schedule 4.01(d) hereto shall not be included in any determination of a material adverse change.

                 (e)      In a manner reasonably satisfactory to the parties:

                 (1) Jay H. Tolson and E. Joseph Hochreiter ("Tolson and Hochreiter") will expressly indemnify F&P, Buyer and Acquisition from any and all liability arising out of and/or related to the issuance of the common stock purchase warrants, which indemnity will be secured by the deposit of $10,000,000 received by them in the Merger into an interest bearing escrow account at Mellon Bank,

                          N.A. to be invested in U.S. Treasury obligations having maturities of not more than 5 years;

                 (2) Tolson and Hochreiter expressly shall waive any indemnities running to them from F&P, by contract (including without limitation Section 3.08 hereof), charter, by-law or otherwise for any liability arising out of or connected with the issuance of the warrants;

                 (3) Buyer shall agree that F&P shall pay the reasonable defense costs and expenditures incurred in connection with the defense of any claim or action relating to said warrants up to the $500,000 self-insured retention under F&P's present directors and officers' liability insurance policy and will work with Tolson and Hochreiter on a best efforts basis to secure coverage for any additional expenditures from the directors and officers' insurance carrier.

                 (f) Foreign Subsidiaries. F&P shall have complied in all material respects with its covenants in Section 3.09 hereof.

                 SECTION 4.02. Conditions to the Merger Relating to F&P. The obligation of F&P to effect the Merger is subject to the satisfaction prior to the Effective Time of the following conditions:

                 (a) Shareholder Approval. This Agreement, the Plan of Merger and the Merger shall have been approved and adopted by the requisite vote of the holders of the outstanding F&P Common Stock in accordance with the BCL and F&P's Articles of Incorporation and Bylaws.

                 (b) No Injunction. No order, decree, ruling or other action of a court of competent jurisdiction, restraining, enjoining or otherwise prohibiting the Merger, shall be in effect.

                 (c) HSR Act. The waiting period under the HSR Act and its counterpart provisions under German law shall have terminated or early termination thereof shall have been granted, or all approvals required in connection therewith, if any, shall have been obtained.

                                   ARTICLE V

                          TERMINATION AND ABANDONMENT

                 SECTION 5.01. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of shares of Company Capital Stock, by the mutual consent of the F&P, Buyer and Acquisition, by action of their respective Boards of Directors.

                 SECTION 5.02. Termination by F&P, Buyer or Acquisition. This Agreement may be terminated and the Merger may be abandoned by action of either the Board of Directors of the F&P or the Boards of Directors of Buyer and Acquisition if (a) the Merger shall not have been consummated on or before six months after the date hereof, or such later date as may be mutually agreed to by the parties hereto (but only if the party seeking to terminate this Agreement is not otherwise in breach in any material respect of any of its obligations hereunder) or (b) any court or governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling, or other action shall have become final and nonappealable.

                 SECTION 5.03. Termination by F&P. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of F&P if (a) Buyer or Acquisition shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to the Effective Time and such failure has not been cured within 30 days after receipt of notice thereof, or
(b) the Board of Directors of F&P shall have withdrawn or modified in a manner adverse to Buyer or Acquisition its approval or recommendation of the Merger in order to approve an Acquisition Transaction with any third party.

                 SECTION 5.04. Termination by Buyer and Acquisition. This Agreement may be terminated and the Merger may be abandoned by action of the Boards of Directors of Buyer and Acquisition if (a) F&P shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to the Effective Time and such failure has not been cured within 30 days after receipt of notice thereof, (b) any condition to the Merger as set out in
Section 4.01 has not been satisfied for any reason or (c) the Board of Directors of F&P shall not recommend to its shareholders the approval of this Agreement, or shall withdraw or modify in a manner adverse to Buyer or Acquisition its approval or recommendation of the Merger, or shall take any other action to facilitate an Acquisition Transaction with any third party.

                 SECTION 5.05.  Effect of Termination.  Except as provided in
Section 3.06(b) hereof with respect to information obtained in connection with the transactions contemplated hereby, in the event of the termination of this Agreement and the abandonment of the Merger, this Agreement shall thereafter become void and have no effect, and except as provided in Section 3.10 hereof no party thereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, and each party shall be responsible for its own expenses, except that nothing herein shall relieve any party from liability for any willful breach thereof. Notwithstanding the foregoing, in the event that F&P terminates this Agreement pursuant to clause
(b) in Section 5.03 hereof, or Buyer and Acquisition terminate this Agreement pursuant to clause (c) of Section 5.04 hereof, then F&P shall, within ten business days following the termination of this Agreement, pay Buyer a termination fee payable in cash of three percent of aggregate consideration called for by the Merger which, for purposes hereof, is defined to be the aggregate Merger Price plus the indebtedness of F&P set forth in the Financial Statements. Except as provided in the immediately preceding sentence, and whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                 SECTION 5.06. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; except that after approval of the Merger by the shareholders of F&P, no amendment may be made which decreases the amount of cash to which the shareholders of F&P are entitled pursuant to this Agreement or otherwise materially adversely affects the shareholders of F&P without the further approval of a majority of the votes cast by the shareholders of F&P.

                 SECTION 5.07. Waiver. Any time prior to the Effective Time, any party hereto may (a) in the case of the Buyer or Acquisition, extend the time for the performance of any of the obligations or other acts of F&P or, subject to the provisions contained in Section 5.06 hereof, waive compliance with any of the agreements of F&P or with any conditions to the respective obligations of Buyer or Acquisition, or (b) in the case of F&P, extend the time for the performance of any of the obligations or other acts of Buyer or Acquisition, or waive compliance with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.


                                   ARTICLE VI

                                 MISCELLANEOUS

                 SECTION 6.01. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by facsimile transmission, registered or certified mail, postage prepaid, or Federal Express or similar overnight delivery addressed, in the case of F&P, to it at

                 Fischer & Porter Company
                 125 East County Line Road
                 Warminster, PA  18974
                 Attention:  Mr. Jay H. Tolson
                             Chairman and Chief Executive Officer
                 Facsimile No.  215-674-6622

                 with a required copy to:

                 Morgan, Lewis & Bockius
                 2000 One Logan Square
                 Philadelphia, PA  19103
                 Attention:  Timothy Maxwell, Esq.
                 Facsimile No.  215-963-5299

or, in the case of Buyer and Acquisition, to them at:

                 Elsag Bailey Process Automation
                 29801 Euclid Avenue
                 Wickliffe, Ohio  44092
                 Attention:  Mark V. Santo, Esquire
                 Facsimile No.  216-585-7578

                 with a required copy to:

                 Jones, Day, Reavis & Pogue
                 901 Lakeside Avenue
                 Cleveland, OH  44114
                 Attention:  John P. Dunn, Esquire
                 Facsimile No.  216-579-0212


or such other address as shall be furnished in writing by any party to the others prior to the giving of the applicable notice or communication.

                 SECTION 6.02. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 SECTION 6.03. Headings. The headings herein are for convenience of reference only, do not constitute a part of this

Agreement, and shall not be deemed to limit or affect any of the provisions of this Agreement.

                 SECTION 6.04. No Survival of Representations or Warranties. None of the representations or warranties included or provided for herein or in any schedule or certificate or other document delivered pursuant to this Agreement shall survive consummation of the Merger.

                 SECTION 6.05. Entire Agreement. This Agreement, which includes the Exhibit and Schedules hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter of this Agreement.

                 SECTION 6.06. Cooperation. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

                 SECTION 6.07. No Rights; Etc. Nothing in this Agreement express or implied is intended to confer upon any other person, other than the Indemnified Parties, any rights or remedies under or by reason of this Agreement.

                 SECTION 6.08. No Assignment. This Agreement shall not be assigned, by operation of law or otherwise.

                 SECTION 6.09. Governing Law. This Agreement shall be governed in all respects, including without limitation validity, interpretation and effect, by the laws of the Commonwealth of Pennsylvania, applicable to contracts made and to be performed in the Commonwealth.

                 SECTION 6.10 Consent to Jurisdiction; Etc. Each of the parties hereto irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding ("Suit") arising out of this Agreement may be brought and adjudicated in the United States District Court for the Eastern District of Pennsylvania, or, if such court will not accept jurisdiction, in any court of competent civil jurisdiction sitting in Montgomery County, Pennsylvania, (b) submits to the non-exclusive jurisdiction of any such court for the purposes of any such Suit and (c) waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum or that the venue of such

Suit is improper. Each of the parties hereto also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 6.01 hereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                            FISCHER & PORTER COMPANY


                                            By  /s/ Jay H. Tolson
                                                ----------------------------
                                                As its Chairman and
                                                Chief Executive Officer


                                            ELSAG BAILEY PROCESS AUTOMATION N.V.


                                            By  /s/ Vincenzo Cannatelli
                                                ----------------------------
                                                As its Managing Director


                                            EBPA ACQUISITION, INC.


                                            By  /s/ Vincenzo Cannatelli
                                                ----------------------------
                                                As its President

                                                                       Exhibit A


                                 PLAN OF MERGER
                                    MERGING
                             EBPA ACQUISITION, INC.
                          (A PENNSYLVANIA CORPORATION)
                                 WITH AND INTO
                            FISCHER & PORTER COMPANY
                          (A PENNSYLVANIA CORPORATION)


                                   BACKGROUND

                          FISCHER & PORTER COMPANY, a Pennsylvania corporation
                 ("F&P"), ELSAG BAILEY PROCESS AUTOMATION N.V., a Dutch corporation ("Buyer"), and EBPA ACQUISITION, INC., a Pennsylvania corporation and an indirect wholly-owned subsidiary of Buyer ("Acquisition"), are parties to an Agreement and Plan of Reorganization, dated as of April 13, 1994 (the "Merger Agreement"), providing for the merger (the "Merger") of Acquisition with and into F&P upon the terms and conditions set forth in this Plan of Merger and pursuant to the Pennsylvania Business Corporation Law of 1988 (the "BCL"). Acquisition and F&P are sometimes hereinafter together referred to as the "Constituent Corporations". Terms used herein that are not defined herein shall have the meaning ascribed thereto in the Merger Agreement.


                              TERMS AND CONDITIONS

                          1.      Merger.  The Constituent Corporations shall
effect the Merger upon the terms and subject to the conditions set forth in this Plan of Merger.

                          (a)     The Merger.  At the Effective Time (as
hereinafter defined), Acquisition shall be merged with and into F&P pursuant to this Plan of Merger, the separate corporate existence of Acquisition shall cease (except as it may be continued by operation of law) and F&P shall continue as the surviving corporation under the corporate name "Fischer & Porter Company", all upon the terms and subject to the conditions provided for in this Plan of Merger and pursuant to the BCL. F&P, as it exists from and after the Effective Time, is sometimes hereinafter referred to as the "Surviving Corporation".

                          (b)     Effect of the Merger.  The Merger shall have
the effect provided therefor by the BCL; including, without limitation, that all the property, real, personal and mixed, and franchises of each of the Constituent Corporations, and all debts due on whatever account to either of them, including subscriptions for shares and other choses in action belonging to either of them, shall be deemed to be transferred to and vested in the Surviving Corporation without further action; and title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; and the Surviving Corporation shall thenceforth be responsible for all the liabilities of each of the Constituent Corporations; but liens upon the property of Constituent Corporations shall not be impaired by the Merger and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place or the Surviving Corporation may be proceeded against or substituted in its place.

                          (c)     Consummation of the Merger  On the Closing
Date, Articles of Merger shall be filed with the Secretary of the Commonwealth of Pennsylvania in accordance with the provisions of the BCL, and the Merger shall become effective upon such filing or at such later time on the Closing Date as may be specified in the filing with the Secretary of the Commonwealth of Pennsylvania (the "Effective Time").

                          2.      Articles of Incorporation; Bylaws; Directors
and Officers. The Articles of Incorporation of the Surviving Corporation from and after the Effective Time shall be the Articles of Incorporation of Acquisition until thereafter amended in accordance with the provisions therein and as provided by the BCL. The Bylaws of the Surviving Corporation from and after the Effective Time shall be the Bylaws of F&P as in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by the BCL. The initial directors of the Surviving Corporation shall be the directors of Acquisition immediately prior to the Effective Time, in each case until their successors are elected and qualified, and the initial officers of the Surviving Corporation shall be the officers of F&P immediately prior to the Effective Time, in each case until their successors are duly elected and qualified.

                          3.      Conversion and Cancellation of Securities.
At the Effective Time, by virtue of the Merger and without any action on the part of Acquisition, F&P or any holder of any shares of capital stock of F&P:

                          (a)     Conversion of Subsidiary Common Stock.  Each
share of Common Stock, par value $.01 per share, of Acquisition shall be converted into a share of Common Stock, par value $.01 per share, of the Surviving Corporation.

                          (b)     Cancellation of Treasury Stock.  Each share
of F&P common stock, par value $1.00 per share (the "F&P Common Stock") that may be held in the treasury of F&P shall be canceled and retired and no capital stock of the Surviving Corporation, cash or other consideration shall be paid or delivered in exchange therefor.

                          (c)     Conversion of F&P Common Stock.  Except for
any Dissenting Shares (as hereinafter defined), each remaining outstanding share of F&P Common Stock shall be converted into the right to receive cash, without interest, in the amount of $24.25 (the "Merger Price") per share.

                          (d)     Cancellation of Stock Options and Warrants.
Immediately prior to the Effective Time, each option to purchase shares of F&P Common Stock (individually, a "F&P Stock Option" and collectively, the "F&P Stock Options") issued pursuant to F&P's Nonqualified Stock Option Plan, its Nonqualified Stock Option Plan (1991) or its 1982 Incentive Stock Option Plan (collectively, the "F&P Stock Option Plans"), and each outstanding warrant to purchase shares of F&P Common Stock (individually, a "F&P Warrant" and collectively, the "F&P Warrants"), which is then outstanding, whether or not then vested or exercisable, shall become exercisable in full, shall be canceled, and the holder thereof shall be entitled to receive from F&P immediately prior to the Effective Time an amount equal to the excess, if any, of (i) the Merger Price multiplied by the number of shares of F&P Common Stock subject to the F&P Stock Option or F&P Warrant, over (ii) the exercise price of the F&P Stock Option or F&P Warrant multiplied by the number of shares of F&P Common Stock subject thereto. The funds required to make such payments shall be made available to F&P by Acquisition immediately prior to the Effective Time. Appropriate arrangements shall be made for reduction of the amount to be paid to each holder of canceled F&P Stock Options for any applicable withholding taxes or other amounts required by law to be paid or withheld, either through reducing the amount paid to, or by obtaining a cash payment from, such holder. Prior to the Effective Time, the Board of Directors of F&P shall take such action as may be required under the F&P Stock Option Plans, the governing option agreements and warrant agreements or otherwise to effectuate the foregoing.

                          (e)     Dissenting Shares.  Notwithstanding anything
herein to the contrary, shares of F&P Common Stock that are outstanding immediately prior to the Effective Time and that are held by shareholders, if any, who are entitled to assert a right to dissent from the Merger and who demand and validly perfect their rights to receive the "fair value" of their shares with respect to the Merger under Section 1574 of the BCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Price, but the holders of such shares of F&P Common Stock shall be entitled solely to payment of the "fair value" of such shares in accordance with the provisions of the BCL; except that (i) if such demand to receive "fair Value" shall be withdrawn upon the consent of the Surviving Corporation, (ii) if this Plan of Merger shall be terminated, or the Merger shall not be consummated, (iii) if no demand or petition for the determination of "fair value" by a court shall have been made or filed within the time provided in the provisions of the BCL or (iv) if a court of competent jurisdiction shall determine that such holder of Dissenting Shares is not entitled to the relief provided by the provisions of the BCL, then the right of such holder of Dissenting Shares to be paid the "fair value" of his shares of F&P Common Stock shall cease and with respect to clauses (i), (iii) and (iv) above such Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the amount into which such shares would have been converted in the Merger in accordance with Section 3(c) hereof, without any interest thereon, and with respect to clause (ii) above the status of such shareholder shall be restored retroactively without prejudice to any corporate proceeding which may have been taken during the interim.

                          (f)     No Convertible Securities.  At the Effective
Time, there shall not be any securities, rights, warrants, options or other instruments originally issued by F&P which, after consummation of the Merger, would be convertible into or exercisable for securities of the Surviving Corporation.

                          4.      Merger Payment Procedure.

                          (a)     Merger Paying Agent.  Acquisition and F&P
agree that Chemical Bank or another bank or trust company reasonably acceptable to Acquisition and F&P shall be designated by Acquisition as the paying agent for the Merger (the "Merger Paying Agent"). The Surviving Corporation shall deposit with the Merger Paying Agent at the Effective Time such funds as are required for the conversion of shares of F&P Common Stock pursuant to Section 3(c) hereof (the "Payment Fund").

                          (b)     Payment Procedure.  As soon as practicable
after the Effective Time, the Surviving Corporation shall cause the Merger Paying Agent to distribute to holders of F&P Common Stock so converted, upon surrender to the Merger Paying Agent of one or more certificates for such shares of F&P Common Stock for cancellation and a properly completed letter of transmittal, a bank check for the cash being paid in respect of the aggregate number of shares of F&P Common Stock previously represented by the stock certificates surrendered. If for any reason (including without limitation losses) the Payment Fund is inadequate to pay the amounts to which the holders of shares of F&P Common Stock shall be entitled under Section 3(c) hereof, the Surviving Corporation shall be liable for the payment thereof. In no event shall the holder of any surrendered certificates for shares of F&P Common Stock be entitled to receive interest on any of the funds to be received in the Merger. If a check is to be sent to a person other than the person in whose name the certificates for shares of F&P Common Stock surrendered for conversion are registered, it shall be a condition of the payment that the certificate so surrendered shall be properly endorsed and the signatures thereon properly guaranteed and otherwise in proper form for transfer and that the person requesting such payment shall pay to the Merger Paying Agent any transfer or other taxes required by reason of the delivery of such check to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Merger Paying Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Merger Paying Agent nor either party to this Plan of Merger shall be liable to a holder of shares of F&P Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar laws.

                          (c)     No Further Ownership Rights.  The cash paid,
issued and distributed upon the surrender of certificates representing shares of F&P Common Stock in accordance with the terms of this Plan of Merger shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of F&P Common Stock.

                          (d)     Return of Payment Funds.  Any cash delivered
or made available to the Merger Paying Agent pursuant to this Section 4, and not exchanged pursuant to this Section 4 for certificates representing shares of F&P Common Stock within six months after the Effective Time, shall be returned by the Merger Paying Agent to the Surviving Corporation which shall thereafter act as paying agent subject to the rights of holders of unsurrendered certificates representing shares of F&P Common Stock hereunder.

                          (e)     Closing of Stock Transfer Books.  At the
Effective Time, the stock transfer books of F&P shall be closed and no transfer of shares of F&P Common Stock shall thereafter be made.

                          5.      Termination.  This Plan of Merger may be
terminated at any time on or before the Effective Time by agreement of the Boards of Directors of the Constituent Corporations. This Plan of Merger shall be automatically terminated if F&P, Buyer or Acquisition validly terminate the Merger Agreement.

                          6.      Amendment.  This Plan of Merger may not be
amended except by an instrument in writing signed on behalf of each of the parties hereto; except that after approval of the Merger by the shareholders of F&P, no amendment may be made which decreases the amount of cash to which the shareholders of F&P are entitled pursuant to this Plan of Merger or otherwise materially adversely affects the shareholders of F&P without the further approval of a majority of the votes cast by the shareholders of F&P.

                          7.      Waiver.  Any time prior to the Effective
Time, either party hereto may (a) in the case of Acquisition, extend the time for the performance of any of the obligations or other acts of F&P or, subject to the provisions contained in Section 6 hereof, waive compliance with any of the agreements of F&P or with any conditions to its own obligations or (b) in the case of F&P, extend the time for the performance of any of the obligations or other acts of Acquisition, or waive compliance with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                          8.      Further Assurances.  If at any time the
Surviving Corporation, or its successors or assigns, shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of this Plan of Merger, each Constituent Corporation and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Plan; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take any and all such action.